Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1
*CUSIP:        76027YAA2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of   April 15, 2005.....                                      $0.00
         Swap Receipt Amount.....                                  $130,457.22
         Scheduled Income received on securities.....              $562,500.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Swap Distribution Amount.....                            -$562,500.00
         Distribution to Holders.....                             -$130,457.22
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         July 15, 2005.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   April 15, 2005.....                                      $0.00
         Scheduled principal payment received on securities....          $0.00

LESS:
       Distribution to Holders.....                                     -$0.00
Balance as of   July 15, 2005.....                                       $0.00


                UNDERLYING SECURITIES HELD AS OF July 15, 2005

           Principal
            Amount
           ---------                    Title of Security
                                        -----------------
          $15,000,000           American General Corporation 7 1/2% Notes due
                                July 15, 2025
                                *CUSIP:     026351AU0

                    CREDIT SUPPORT HELD AS OF July 15, 2005

           Notional
           Amount                       Title of Security
           ---------                    -----------------
          $15,000,000           Swap Agreement Dated as of July 2, 2003
                                between the Trust and Lehman Brothers
                                Derivative Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.